                                     Filed pursuant to Rule 424(b)(3) and 424(c)
                                     Registration number 333-15123


                            VSI ENTERPRISES, INC.

           SUPPLEMENT NO. 1 TO PROSPECTUS DATED DECEMBER 17, 1996



         Subsequent to the date of the Prospectus, Mark E. Munro, a Selling Shareholder, transferred by gift 876,713 shares of Common Stock owned by Mr. Munro and reflected in the table under the caption "Selling Shareholders." Accordingly, the Prospectus is amended to reduce the number of shares beneficially owned by Mr. Munro and his spouse, Susan S. Munro (who is deemed to beneficially own the shares held by Mr. Munro), by 876,713 shares and adding to the selling shareholder table the following recipient of the gifted shares:



                                           BEFORE THE OFFERING                          AFTER THE OFFERING
                                     ------------------------------                     ------------------

                                         NUMBER                     SECURITIES          NUMBER
         NAME OF BENEFICIAL          BENEFICIALLY      PERCENT      TO BE SOLD       BENEFICIALLY     PERCENT
               OWNER                     OWNED         OF CLASS     IN OFFERING         OWNED         OF CLASS
         ------------------          ------------      --------     -----------       -----------     --------
 The Mark E. Munro Charitable
 Remainder Unitrust - 1996 U/A
 dated December 31, 1996 . . . .        876,713          2.2%         876,713            0              0





                The date of this Supplement is January 3, 1997